Exhibit 32.1

CERTIFICATION OF ANNUAL REPORT ON FORM 10-K

Pursuant to 18 U.S.C. ss. 1350, as adopted pursuant to ss. 906 of the Sarbanes-Oxley Act of 2002, in connection with the filing of Harry & David Holdings, Inc.’s (the “Company”) Annual Report on Form 10-K for the year ended June 30, 2007, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), each of the undersigned officers certifies that:

1.	The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.	The information contained in the Report fairly presents, in all material aspects, the financial condition and results of operations of the Company as of and for the periods presented in the Report.

Date: September 19, 2008

By:	/s/ William H. Williams
William H. Williams
President and Chief Executive Officer

By:	/s/ Stephen V. O’Connell
Stephen V. O’Connell
Chief Financial Officer and Chief Administrative Officer